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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 18, 2000



                                  VIASAT, INC.
             (Exact name of registrant as specified in its charter)



                   Delaware                             0-21767              33-0174996
                (State or other                       (Commission         (I.R.S. Employer
                 jurisdiction                        File Number)        Identification No.)
               of incorporation)




              6155 El Camino Real                                               92009
             Carlsbad, California                                            (zip code)
   (Address of principal executive offices)



       Registrant's telephone number, including area code: (760) 476-2200

                                2290 Cosmos Court
                              Carlsbad, California
             (Former name or address, if changed since last report)



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        This Current Report on Form 8-K is filed by ViaSat, Inc., a Delaware corporation ("ViaSat"), in connection with the matters described herein.

ITEM 5. OTHER EVENTS.

         On January 18, 2000, ViaSat entered into an asset purchase agreement (the "Asset Purchase Agreement") with Scientific-Atlanta, Inc., a Georgia corporation ("Scientific-Atlanta"), pursuant to which ViaSat has agreed to acquire the satellite networking businesses of Scientific-Atlanta. The purchase price for the assets to be acquired is approximately $75 million. The transaction is subject to various regulatory and other conditions and is expected to close within 120 days. A copy of ViaSat's press release is attached hereto as Exhibit 99.1.

         The foregoing description of the transaction is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits. The following exhibits are filed as part of this report:

            2.1 Asset Purchase Agreement, dated January 18, 2000, between ViaSat and Scientific-Atlanta.

            99.1 Text of Press Release issued by ViaSat and Scientific-Atlanta, dated January 18, 2000.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     January 19, 2000              ViaSat, Inc.



                                      By:     /S/ GREGORY D. MONAHAN
                                              ----------------------------------

                                      Name:       GREGORY D. MONAHAN
                                              ----------------------------------

                                      Title:  Vice President and General Counsel
                                              ----------------------------------



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                                  Exhibit Index


2.1 Asset Purchase Agreement, dated January 18, 2000, between ViaSat and Scientific-Atlanta.

99.1 Text of Press Release issued by ViaSat and Scientific-Atlanta, dated January 18, 2000.



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